UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026 (May 20, 2026)

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(Address of principal executive offices, zip code)

(888) 287-9109

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of the stockholders of ClearPoint Neuro, Inc. (the “Company”) was held on May 20, 2026 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted to approve the adoption of the ClearPoint Neuro, Inc. Seventh Amended and Restated 2013 Incentive Compensation Plan (the “Plan”). The Company’s Board of Directors (the “Board”) had previously adopted and approved the Plan, subject to stockholder approval. A description of the terms and conditions of the Plan is set forth in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 10, 2026 in connection with the Annual Meeting (the “Proxy Statement”) under “Proposal No. 4 - Approval of the Seventh Amended and Restated 2013 Incentive Compensation Plan,” and such description is incorporated herein by reference. The descriptions set forth herein and in the Proxy Statement are summaries and are qualified in their entirety by the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Following the Annual Meeting, the Board appointed the following committee memberships, effective upon the conclusion of the Annual Meeting and the resulting change in Board composition:

Audit Committee: Lynnette C. Fallon (Chair), R. John Fletcher, and Timothy T. Richards. The Board determined that each member qualifies as independent under Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and that Mr. Fletcher qualifies as an "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K.

Compensation Committee: B. Kristine Johnson (Chair), Linda M. Liau, and Timothy T. Richards. The Board determined that each member qualifies as independent under Rule 5605(d)(2)(A) of the Nasdaq Marketplace Rules and as a "non-employee director" for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

Corporate Governance and Nominating Committee: R. John Fletcher (Chair), Lynnette C. Fallon, and B. Kristine Johnson. The Board determined that each member qualifies as independent under Rule 5605(e)(1) of the Nasdaq Marketplace Rules.

The Board also confirmed the appointment of Mr. Fletcher as Chairman of the Board.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals, which are described in more detail in the Proxy Statement:

(1)	The election of seven directors to serve until the 2027 annual meeting of stockholders;

(2)	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

(3) (4)	The advisory approval of executive compensation; and, The approval of the Company’s Seventh Amended and Restated 2013 Incentive Compensation Plan.

Each proposal was approved and the final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or broker institution, a “broker non-vote” occurred if the owner failed to give voting instructions and the bank or broker did not have discretionary voting authority on that matter, or because the bank or broker chose not to vote on a matter for which it did have discretionary voting authority.

1.
Election of Directors. The following named persons were elected as directors of the Company to serve until the 2027 annual meeting of stockholders or until their successors have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. The votes were cast as follows:

Name	For	Withheld	Broker Non-Votes
Joseph M. Burnett	9,686,224	120,459	9,991,790
Lynnette C. Fallon	9,625,049	181,634	9,991,790
R. John Fletcher	9,676,332	130,351	9,991,790
B. Kristine Johnson	9,628,069	178,614	9,991,790
Matthew B. Klein	9,639,952	166,731	9,991,790
Linda M. Liau	9,601,872	204,811	9,991,790
Timothy T. Richards	9,639,577	167,106	9,991,790

2.
Ratification of Auditors. The stockholders ratified the selection of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
19,296,330	20,086	482,057	0

3.
Advisory Approval of Executive Compensation. The stockholders, on an advisory basis, approved the compensation of the Company’s executives. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
8,825,126	442,728	538,829	9,991,790
4.
Approval of the Seventh Amended and Restated 2013 Incentive Compensation Plan. The stockholders approved the Company’s Seventh Amended and Restated 2013 Incentive Compensation Plan. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
7,517,634	1,793,261	495,788	9,991,790

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description of Exhibit
10.1	ClearPoint Neuro, Inc. Seventh Amended and Restated 2013 Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer